Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	General Electric Capital Corporation

Address of Joint Filer:	901 Main Avenue
Norwalk, CT 06851

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Synchrony Financial (SYF)

Date of Earliest Transaction Required
To Be Reported (Month/Day/Year):	11/17/2015

Designated Filer:	General Electric Company

Signature:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Jonas Svedlund
	Name:	Jonas Svedlund
	Title:	Attorney-in-fact

November 19, 2015
Date

Joint Filer Information

Name of Joint Filer:	Power Holding LLC*

Address of Joint Filer:	c/o GE Power & Water
4200 Wildwood Parkway 5-8C-01
Atlanta, GA 30339-8402

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Synchrony Financial (SYF)

Date of Earliest Transaction Required
To Be Reported (Month/Day/Year):	11/17/2015

Designated Filer:	General Electric Company

Signature:

POWER HOLDING LLC*

By:	/s/ Mark Mellana
	Name:	Mark Mellana
	Title:	Manager

November 19, 2015
Date

*formerly knowns as GE CONSUMER FINANCE, INC.